INDEPENDENT AUDITORS' CONSENT


The Board of Directors
VAM Institutional Funds, Inc.


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "ADDITIONAL INFORMATION - Custodian; Counsel; Independent Auditors" in Part B of the Registration Statement.


                                             /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP


Minneapolis, Minnesota
April 29, 1997